Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2008 and March 13, 2007, except for Note 8 as to which the date is February 26, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the incorporation by reference in this Registration Statement of our report dated June 23, 2006 relating to the financial statements of Owens Corning Savings Plan which appears in the Annual Report of Owens Corning Savings Plan on Form 11-K for the year ended December 31, 2006, and our report dated June 23, 2006 relating to the financial statements of Owens Corning Savings and Security Plan which appears in the Annual Report of Owens Corning Savings and Security Plan on Form 11-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
May 7, 2008